                                                                   EXHIBIT 10.14

                              November 18, 1994



TO:             Keith Hull

FROM:           Richard H. Monk, Jr.


        I am pleased to inform you that you have been approved to participate in the management incentive plan for fiscal 1995. You will participate in the plan based on an individual percentage award of 50%.

        For fiscal 1995, the amount of your actual incentive award will be based on two factors: (1) Financial Goals, and (2) Personal Goals, as set forth below.


                               Financial Goals

        The Financial Goals for your fiscal 1995 award are as follows:

                                        (Thousands of Dollars)
                                                                Corporate
            Performance         Avondale Fabrics           Operating Earnings
               Level            Division Income                 (EBDLIT)
            -----------         ----------------           ------------------

                50%                 $19,050                     $50,000
               100%                  24,300                      60,000

        The portion of your actual incentive award related to Financial Goals will be based 50% on Avondale Fabrics Division Income and 50% on Corporate Operating Earnings (EBDLIT). This portion of your actual incentive award will be determined by multiplying your total base salary paid in fiscal 1995 times your individual percentage award times the sum of 50% of the Performance Level achieved for Avondale Fabrics Division Income and 50% of the Performance Level achieved for Corporate Operating Earnings (EBDLIT) as set forth above and will be calculated by the Company. The Performance Levels will be prorated when final financial results fall between the 50% and 100% levels. No incentive award based on Financial Goals will be paid if the applicable Performance Level is below 50%, and no additional incentive award will be paid for any financial results which exceed the 100% Performance Level.

                                Personal Goals

        An additional incentive award of up to 25% of your individual percentage award may be made to you based upon your successful achievement, as determined by the Company, of your Personal Goals for fiscal year 1995. A copy of your Personal Goals is attached.

        The general guidelines of the plan for fiscal 1995 are as follows:

Keith Hull
November 18, 1994
Page 2

        1. Corporate Operating Earnings (EBDLIT) and Avondale Fabrics Division Income will be defined as reported in the Company's financial statements.

        2. Your actual incentive award will be paid on an annual basis, with payment to be made as soon as practical after the fiscal year audit is completed.

        3. No incentive award will be paid if you are not in the employ of the Company on the last day of the fiscal year (effective date of severance must be on or after fiscal year end).

        4. In the event you are reassigned or given a new position and responsibilities during the fiscal year (promotion or demotion), payment of the incentive award will be determined on a case-by-case basis. The Company reserves the right to deny payment or to reduce the incentive award in the case of demotions.

        Please indicate your understanding of the plan, the performance goals and your potential incentive award by signing and returning this letter to me. A copy is provided for your personal files.


                                                /s/ Richard

RHMJr/cas

Acknowledged:  /s/ Keith Hull
               ----------------------
Date:  11-22-94
       ------------------------------

                          AVONDALE FABRICS DIVISION
                          FISCAL 1995 PERSONAL GOALS

KEITH HULL, PRESIDENT, AVONDALE FABRICS

1. Meet budgeted conversion costs of $1.432/yard for range and yarn dyed fabrics.

2.      Meet budgeted division recovery of 94.7%.

3. Meet budgeted expenses in Division of $10,634,620 (5.62%) S G & A and Mill Indirects.

4. Reduce the total out-of-pocket loss from complaints from $285,000 in fiscal year 1994 to $175,000 in fiscal year 1995.

5. Develop a new customer (not including Lee, Levi, Wrangler, Oshkosh, Liz Claiborne, Girbaud and Liberty) with the last six months annualized sales of at least $3,750,000.